SHARE PURCHASE AND EXCHANGE AGREEMENT

by and among

Novo Integrated Sciences, Inc.

Novo Healthnet Limited

Pulse Rx Inc. o/a Pulse Rx LTC Pharmacy

And

Shareholders of Pulse Rx Inc.

i

Exhibits

Exhibit A	Novo Integrated Sciences FY’18 Annual Audit 10-K (8/31/18)

Schedules

Schedule 1	Novo Healthnet Limited Disclosure Schedule
Schedule 2	Novo Integrated Sciences, Inc. Disclosure Schedule
Schedule 3	Pulse Rx Inc. Disclosure Schedule
Schedule 4	Certificate of Use of Funds Directive
Schedule 5	Certificate Respecting Employment Contracts
Schedule 6	Certificate Respecting Loan Funding

ii

SHARE PURCHASE AND EXCHANGE AGREEMENT

Dated as of February 20, 2019

This Share Purchase and Exchange Agreement (this “Agreement”) is entered into as of the date first set forth above (the “Effective Date”) by and between (i) Novo Integrated Sciences, Inc., a Nevada corporation (the “Parent”); (ii) Novo Healthnet Limited, a limited company incorporated under the Laws (as defined below) of the Province of Ontario, Canada (“NHL” and together with the Parent, the “Buyer”) and (iii) the shareholders of Pulse Rx Inc. (the “SPR” or the “Sellers” wherever referred to collectively) and (iv) Pulse Rx Inc., an Ontario, Canada corporation (“PR”). Each of the Parent, NHL, SPR and PR may be referred to herein collectively as the “Parties” and separately as a “Party.”

RECITALS

WHEREAS, Parent is a public company, the common stock, $0.001 par value per share (the “Common Stock”), of which is registered under the Securities Act, which files periodic reports with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

WHEREAS, NHL is a wholly-owned subsidiary of the Parent and is in the business of providing multi-disciplinary primary healthcare services and products throughout Canada;

WHEREAS, PR is in the business of providing pharmacy services to the LTC, Retirement and contract-based sectors. ;

WHEREAS, the Parent, NHL, the SPR and PR agree to enter into this definitive Share Purchase and Exchange Agreement resulting in NHL having total ownership interest in PR and shareholders of Class B common shares of PR (“PRB”) having ownership in the NHL, as defined herein, ;

WHEREAS, the Parent will arrange to be advanced at the Closing (as defined below) up to CAD $6,000,000.00 for the purposes of existing PR payables discharging and debt restructuring, as stipulated herein;

WHEREAS, for federal income tax purposes, it is intended that the Exchange (as defined below) qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”);

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NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:

Article I. DEFINITIONS

Section 1.01 Definitions. For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set forth below and grammatical variations of such terms shall have corresponding meanings:

(a)	“Action” means any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim or assessment for Taxes or otherwise.

(b)	“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

(c)	“Agreement” means this Share Purchase and Exchange Agreement, dated February 20, 2019.

(d)	“Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, federal, state, provincial or local.

(e)	“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in Nevada (in the case of the Buyer) or Ontario (in the case of SPR and PR) are closed for regular business.

(f)	“Buyer” has the meaning set forth in the Preamble.

(g)	“Closing Date” has the meaning set forth in Section 2.04.

(h)	“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing, a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner ) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

(i)	“Effective Date” means 4:00 pm EST February 20, 2019.

(j)	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

(k)	“Escrow Agent” means an independent agent appointed by the Parent which will hold the all of the shares being transacted pursuant to this Agreement until the Closing Date.

(l)	“Escrow Closing Date” means 4: 00 pm EST March 15, 2019.

(m)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)	“Loan” means the loan being advanced by the Buyer to PR in satisfaction of the condition precedent to purchase the PRAS.

(o)	“Law” means any domestic or foreign, federal, state, provincial, municipal or local law, statute, ordinance, code, rule, or regulation having the force of law.

(p)	“Lien” means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

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(q)	“Material Adverse Effect” or “Material Adverse Change” means a material and adverse change or a material and adverse effect, individually or in the aggregate, on the condition (financial or otherwise), net worth, management, earnings, cash flows, business, operations or properties of a Party taken as a whole, whether or not arising from transactions in the ordinary course of business.

(r)	“Material Contract” means any contract, agreement, franchise, license agreement, debt instrument or other commitment to which any Party is a party or by which it or any of its assets, products, technology, or properties are bound and which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least ten thousand dollars ($10,000).

(s)	“Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

(t)	“Parent” has the meaning set forth in the Preamble.

(u)	“Parent Shares” means the common shares of the publicly traded Parent, represented by the trading symbol “OTCQB:NVOS” that are being allotted to PRB pursuant to this Agreement.

(v)	“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

(w)	“PRA” means the shareholder of PRAS; namely, Family Pharmacy Clinic Inc. (“FPC”), an Ontario, Canada corporation.

(x)	“PRAS” means 100 Class A Common Shares of PR, representing all of the issued and outstanding Class A Common Shares in the capital stock of PR.

(y)	“PRB” means the shareholders of PRBS; namely, Martin Kusmirek (“MK”), Tanya Kusmirek, Andrew Kusmirek, and Christine Kusmirek, each owning 40, 20, 20, and 20 of the PRBS, respectively. Any reference to PRB, where several allocation and/or endorsement to each of them is required, shall apply a pro rata apportionment in relation to their respective holdings.

(z)	“PRBS” means 100 Class B Common Shares of PR, representing all of the issued and outstanding Class B Common Shares in the capital stock of PR.

(aa)	“Rule 144” means Rule 144 of the Securities Act.

(bb)	“Securities Act” means the Securities Act of 1933, as amended.

(cc)	“SPR” or “Seller” means, collectively, all of the shareholders of PR shares, regardless of their class of shares.

(dd)	“Tax(es)” means any federal, state, provincial, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any liability therefor as a transferee (including under Section 6901 of the Code or similar provision of applicable Law) or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

(ee)	“Taxing Authority” means the Internal Revenue Service, the Canada Revenue Agency and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

(ff)	“Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

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Section 1.02 Interpretive Provisions. Unless the express context otherwise requires:

(a)	the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b)	terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(c)	the terms “Dollars” and “$” means United States Dollars (USD) unless otherwise indicated to mean Canadian Dollars (CAD);

(d)	references herein to a specific Section, Subsection, Recital, Schedule or Exhibit shall refer, respectively, to Sections, Subsections, Recitals, Schedules or Exhibits of this Agreement;

(e)	wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(f)	references herein to any gender shall include each other gender;

(g)	references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.02(g) is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;

(h)	references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity;

(i)	references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof;

(j)	with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to and including”;

(k)	references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and

(l)	references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

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Article II. SHARE PURCHASE AND EXCHANGE

Section 2.01 The Purchase

(a)	On the terms and subject to the conditions set forth in this Agreement, on the Escrow Closing Date PRA will endorse for transfer the PRAS in favor of the Buyer, or as directed, and deliver them to the Escrow Agent.

(b)	The purchase price for the PRAS shall be CAD $10.00 and the condition precedent that up to CAD $6,000,000.00 is arranged by the Buyer and advanced to PR (the “Loan”) to discharge payables and restructure debt pursuant to and in accordance with the Certificate of Use of Funds Directive forming Schedule 4 hereof.

Section 2.02 The Exchange

(a)	On the terms and subject to the conditions set forth in this Agreement, on the Escrow Closing Date PRB will endorse for transfer the PRBS in favor of NHL and deliver them to the Escrow Agent, free and clear of all Liens;

(b)	In exchange for the PRBS to NHL, on the Escrow Closing Date, NHL shall issue in favor of PRB, exchangeable preferred shares (the “NHL Exchangeable Shares”) free and clear of all Liens, which shares can only be utilized for the purposes of exchange for Parent Shares and will be delivered to the Escrow Agent. The Parent shall allot in favor of PRB, CAD $6,000,000.00 worth of the Parent restricted common stock (the “Parent Shares”), free and clear of all Liens, which shares will be solely used for the purposes of exchange with the NHL Exchangeable Shares . The number of Parent Shares allotted in favor of PRB will be based on a per share price of $1.7975, as was determined by establishing the 30-trading day closing average as of the close of business on the Business Day immediately preceding the date of this Agreement;

(c)	The Parties acknowledge and agree that the CAD-to-USD conversion rate for the CAD $6,000,000.00 shall be based on the conversion rate of 0.757669, as reported by X-Rates.com, as of the close of business on the Business Day immediately preceding the date of this Agreement. The CAD $6,000,000 converts to $4,546,013, rounded-up to the nearest whole dollar amount. Dividing by the determined per share price of $1.7975, as noted in Sec 2.02 (b), provides for a total share allotment of 2,529,076 restricted shares of the Parent’s common stock, rounded-up to the nearest whole number, to be allotted to PRB under this Agreement;

(d)	The exchange as set forth in Section 2.02(a) through 2.02(c), subject to the other terms and conditions herein, is referred to as the “Exchange”; and

(e)	The Parties acknowledge and agree that the Parent Shares allotted in favor of PRB, under the terms of the Exchange will be available to be exchanged for the NHL Exchangeable Shares, at any time, subject only to any of the PRB providing written direction to effect the exchange of any or all of their NHL Exchangeable Shares and Rule 144 restrictions placed on the unregistered Parent Shares.

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Section 2.03 Additional Terms

(a)	The Buyer has the right to restructure the PR board resulting in the Parent having control of the PR board, subject to the condition, a requirement to maintain PR’s accreditation with the Ontario College of Pharmacists, that the majority of the board of directors remain to be registered and accredited pharmacists in the Province of Ontario, Canada, and PRB has the right to appoint one (1) board member, with voting rights, to the Parent Board of Directors. Each Party shall take all necessary corporate action required to ensure that the other Party has the irrevocable right to appoint directors as provided herein.

(b)	MK will enter into an employment agreement with PR outlining duties and expectations for PR performance as well as integration performance into existing NHL business silos. MK’s employment agreement will identify PR and NHL performance levels for bonus metrics based on gross and net delta revenue from an agreed revenue benchmark. Bonus payout will comprise of shares or options and cash as identified within the employment agreement.

(c)	The existing director of PR will enter into an employment agreement with PR outlining duties and expectations for PR performance. The director’s employment agreement will identify PR performance levels for bonus metrics based on gross and net delta revenue from an agreed revenue benchmark. Bonus payout will comprise of shares or options and cash as identified within the employment agreement.

(d)	NHL, SPR and PR shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Escrow Closing, together with such other items as may be reasonably requested by the Parties and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 2.04 Closing. The closing shall occur upon the Buyer advancing the Loan funds to PR, and the mutual delivery of the PRAS, PRAB, and the NHL Exchangeable Shares held by the Escrow Agent to the respective beneficial Parties by April 15, 2019, the “Closing Date”. Notwithstanding the foregoing, the Closing Date shall be accelerated by the earlier availability to the Buyer of the Loan funds, which availability shall immediately trigger an earlier Closing Date, to be effected within 10 business days thereof. For greater certainty, the availability of the Loan funds shall be determined in accordance with the Certificate Respecting Loan Funding forming Schedule 6 hereof. Prior to the Escrow Closing Date, the Parties shall have either been satisfied with or provided their waiver (by the Party for whose benefit the conditions exist) of the conditions to closing set forth in Article V, at the offices of Legal & Compliance, LLC, 330 Clematis Street, Suite 217, West Palm Beach, FL 33401, at 10:00 a.m. local time, or at such other date, time or place as the Parties may agree. At the Closing:

(a)	The Escrow Agent shall deliver the NHL Exchangeable Shares to PRB and the PRAS and the PRBS to NHL;

(b)	The Buyer shall have caused the Loan funds to be advanced to PR such that they may be disbursed pursuant to the Certificate of Use of Funds Directive.

Section 2.05 Tax Consequences. For U.S. federal income tax purposes, the Exchange is not intended to be a reorganization within the meaning of the Code and the Treasury Regulations. Each party is responsible for their own taxable consequences as a result of the Exchange.

Section 2.06 Conveyance Taxes. The respective beneficiaries will pay all sales, use, value added, transfer, stamp, registration, documentary, excise, real property transfer or gains, or similar Taxes incurred as a result of the transactions contemplated by this Agreement.

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Article III. REPRESENTATIONS, COVENANTS, AND WARRANTIES OF SPR and PR

As an inducement to, and to obtain the reliance of the Buyer, except as set forth in the disclosure schedules attached hereto as Schedule 3, and referencing the particular section of this Article III to which the disclosure relates (the “PR Disclosure Schedules”), SPR and PR represents and warrants to the Buyer, as of the Effective Date and as of the Closing Date, as follows:

Section 3.01 Corporate Existence and Power. PR is a corporation duly organized, validly existing, and in good standing under the Laws of the Province of Ontario, Canada, and has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. PR has delivered to NHL complete and correct copies of the organizational documents in effect on the Effective Date (the “PR Organizational Documents”). PR has full corporate power and authority to carry on its businesses as it is now being conducted and as now proposed to be conducted and to own or lease its properties and assets. Except as set forth in the PR Disclosure Schedules, PR does not have any subsidiaries or direct or indirect interest (by way of stock ownership or otherwise) in any firm, corporation, limited liability company, partnership, association or business.

Section 3.02 Due Authorization. The execution, delivery and performance of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate (i) any provision of the PR Organizational Documents, or (ii) any applicable Law. PR has taken all actions required by Law, the PR Organizational Documents or otherwise to authorize the execution, delivery and performance of this Agreement and to consummate the transactions herein contemplated. This Agreement has been duly executed and delivered by SPR and PR upon its execution and delivery, will constitute a valid and legally binding agreement in accordance with its terms.

Section 3.03 Valid Obligation. This Agreement and all agreements and other documents executed by SPR and PR in connection herewith constitute the valid and binding obligations of SPR and PR, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 3.04 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by SPR and PR requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority.

Section 3.05 Authorized Shares and Capital.

(a)	The authorized capital stock of PR consists of an unlimited number of Class A common shares, of which 100 shares are issued and outstanding as of the Effective Date.

(b)	The authorized capital stock of PR consists of an unlimited number of Class B common shares, of which 100 shares are issued and outstanding as of the Effective Date.

(c)	Except as set forth in the PR Disclosure Schedules, PR has no outstanding options, rights or commitments to issue shares of PR Stock or any other equity security of PR, and there are no outstanding securities convertible or exercisable into or exchangeable for shares of PR Stock or any other equity security of PR.

(d)	There is no voting trust, agreement or arrangement among any of the beneficial holders of PR Stock affecting the nomination or election of directors or the exercise of the voting rights of PR Stock.

(e)	The offer, issuance and sale of such shares of PR Stock were (a) exempt from the registration and prospectus delivery requirements under applicable Canadian securities Law, (b) registered or qualified (or were exempt from registration or qualification) under the registration or qualification requirements of all applicable Canadian securities Laws and (c) accomplished in conformity with all other applicable securities Laws.

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Section 3.06 Validity of Shares. The PR Shares to be delivered at the Closing, shall be duly and validly issued, fully paid and non-assessable and free and clear of any Liens.

Section 3.07 Title to and Issuance of the PR Stock. The PR Shares issued to NHL under this Exchange are, and on the Closing Date will, not be subject to any pre-emptive or similar rights, either pursuant to any Organizational Document, requirement of Law or any contract.

Section 3.08 Subsidiaries and Predecessor Corporations. PR does not have any predecessor corporation(s), no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation other than any set forth in the PR Disclosure Schedules.

Section 3.09 Books and Records. The books and records, financial and otherwise, of PR are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

Section 3.10 Financial Statements.

Intentionally Blank

Section 3.10(i) Executive Summary and Projections. PR will provide a corporate Executive Summary and a detailed one, three- and five-year projection report with expenditures and gross and net revenue expectations. The Executive Summary and Projection report will be provided to the Buyer prior to the Escrow Closing Date.

Section 3.11 Absence of Certain Changes or Events. Since the date of this Agreement:

(a)	there has not been any Material Adverse Change in the business, operations, properties, assets, or condition (financial or otherwise) of PR;

(b)	PR has not (i) amended the PR Organizational Documents; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (iii) made any material change in its method of management, operation or accounting; (iv) entered into any other material transaction other than sales in the ordinary course of its business; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

(c)	PR has not (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; or (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims.

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Section 3.12 Litigation and Proceedings. Save and except as disclosed in the PR Disclosure Schedules, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of PR after reasonable investigation, threatened by or against PR or affecting PR or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. PR does not have any knowledge of any material default on its part, which has not been disclosed in the PR Disclosure Schedule, with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 3.13 Contracts.

(a)	All Material Contracts to which PR is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business are set forth on the PR Disclosure Schedules.

(b)	All Material Contracts to which PR is a party or by which its properties are bound and which are material to the operations of PR taken as a whole are valid and enforceable by PR in all respects, except as limited by bankruptcy and insolvency Laws and by other Laws affecting the rights of creditors generally.

(c)	As at the Closing Date, save and except for those employment contracts disclosed to the Buyer, PR is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of PR.

Section 3.14 Compliance with Law and Regulations. To the best of its knowledge, PR has complied with all applicable statutes and regulations of any provincial, federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of PR or except to the extent that noncompliance would not result in the occurrence of any material liability for PR.

Section 3.15 Taxes. Save and except as noted in the PR Disclosure Schedule PR has duly paid all governmental fees and taxes which it has become liable to pay and has duly allowed for all taxes reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxes and PR has made any and all proper declarations and returns for tax purposes and all information contained in such declarations and returns is true and complete.

Section 3.16 Tax Returns and Audits. All required federal, state, provincial and local Tax Returns of PR have been accurately prepared in all material respects and duly filed, and all federal, provincial and local Taxes required to be paid with respect to the periods covered by such returns have been paid to the extent that the same have become due, except as noted on the PR Disclosure Schedule. PR has not had a Tax deficiency assessed against it and has not executed a waiver of any statute of limitations or the assessment or collection of any Tax, except as noted on the PR Disclosure Schedule. PR (i) is not a party to, nor is it bound by or obligated under, any tax sharing agreements, and (ii) does not have any potential liability or obligation to any Person as a result of, or pursuant to, any such tax sharing agreements. PR has no liability for any other taxpayer under U.S. Treasury Regulation 1.1502-6 or any other similar provision.

Section 3.17 Employee Benefit Plans; ERISA. Except as disclosed in the NHL Schedules, there are no “employee benefit plans” (within the meaning of Section 3(3) of ERISA) nor any other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to by PR, whether written or unwritten and whether or not funded. Any plans listed in the PR Schedules are hereinafter referred to as the “PR Employee Benefit Plans.”

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Section 3.18 Investment Representations.

(a)	Investment Purpose. As of the Closing Date, PR and PRB understands and agrees that the consummation of the exchange of NHL Exchangeable Shares for the Parent Shares, as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes and that the Parent Shares are being acquired for PRB’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(b)	Investor Status. PRB is (i) an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”), and/or (ii) an exempt investor in accordance with the provisions of Regulation S promulgated under the Securities Act. PRB has been furnished with all documents and materials relating to the business, finances and operations of both the Parent and NHL, and NHL’s subsidiaries and information that such PRB has requested and deemed material to making an informed decision regarding this Agreement and the underlying transactions.

(c)	Reliance on Exemptions. PRB understands that the Parent Shares are being offered and sold to PRB in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Parent and NHL are relying upon the truth and accuracy of, and PRB’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of PRB set forth herein in order to determine the availability of such exemptions and the eligibility of PRB to acquire the Parent Shares.

(d)	Information. PRB, and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Buyer and materials relating to the offer and sale of the Parent Shares which have been requested by PRB. PRB and its advisors, if any, have been afforded the opportunity to ask questions of the Buyer. PRB and its advisors understand that their investment in the Parent Shares involves a significant degree of risk. PRB and its advisors are not aware of any facts that may constitute a breach of any of the Buyer’s representations and warranties made herein.

(e)	Governmental Review. PRB and its advisors understand that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Parent Shares.

(f)	Transfer or Resale. PRB understands that upon exchanging the NHL Exchangeable Shares for Parent Shares (i) the sale or re-sale of the Parent Shares has not been and is not being registered under the Securities Act or any applicable state securities Laws, and the Parent Shares may not be transferred unless (a) the Parent Shares are sold pursuant to an effective registration statement under the Securities Act, (b) PRB has delivered to the Parent, at the cost of PRB, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Parent Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Parent, (c) the Parent Shares are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of PRB who agree to sell or otherwise transfer the Parent Shares only in accordance with this Section 3.18 and who is an Accredited Investor, (d) the Parent Shares are sold pursuant to Rule 144, or (e) the Parent Shares are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”), and PRB shall have delivered to the Parent, at the cost of PRB, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Parent; (ii) any sale of such Parent Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Parent Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Parent or NHL nor any other person is under any obligation to register such Parent Shares under the Securities Act or any state securities Laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Parent Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

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(g)	Legends. PRB understand that the Parent Shares issued as a result of an exchange of NHL Exchangeable Shares, until such time as the Parent Shares have been registered under the Securities Act, or may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Parent Shares may bear a standard Rule 144 legend and a stop-transfer order may be placed against transfer of the certificates for such Parent Shares.

(h)	Removal. The legend(s) referenced in Section 3.18(g) shall be removed and the Parent shall issue a certificate without such legend to the holder of any Parent Shares upon which it is stamped, if, unless otherwise required by applicable state securities Laws, (a) the Parent Shares are registered for sale under an effective registration statement filed under the Securities Act, or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Parent with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Parent Shares may be made without registration under the Securities Act, which opinion shall be accepted by the Parent so that the sale or transfer is affected. PRB agrees to sell all Parent Shares, including those represented by a certificate(s) from which the legend has been removed, in compliance with SEC regulations.

(i)	Residency. PRB represents and warrants to the Buyers that it is not a United States legal entity or U.S. citizen and it will not be a United States legal entity or U.S. citizen at the time of Closing, and that the PR signatories were not in the United States at the time this Agreement was signed by such signatory.

Article IV. REPRESENTATIONS, COVENANTS, AND WARRANTIES OF NOVO INTEGRATED SCIENCES AND NOVO HEALTHNET LIMITED (collectively “the Buyers”)

As an inducement to, and to obtain the reliance of SPR, except as set forth in the disclosure schedules as attached hereto as Schedule 4, and referencing the particular section of this Article IV to which the disclosure relates (the “Buyer’s Schedules”), the Buyers represent and warrant to SPR, as of the Effective Date and as of the Closing Date, as follows:

Section 4.01 Organization. Novo Integrated he execution Organization. Novo Integrated Sciences, Inc. is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Nevada and has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Novo Healthnet Limited is a limited corporation duly organized, validly existing, and in good standing under the Laws of the Province of Ontario, Canada and has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. NHL has delivered to complete and correct copies of the articles of incorporation and bylaws of the Buyers as in effect on the Effective Date (the “Buyer’s Organizational Documents”).

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Section 4.02 Due Authorization. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate (i) any provision of the Buyer’s Organizational Documents, or (ii) any applicable Law. The Buyers have taken all action required by Law, the Buyer’s Organizational Documents, or otherwise to authorize the execution and delivery of this Agreement, and the Buyers have full power, authority, and legal right and has taken all action required by Law, the Buyer’s Organizational Documents or otherwise to consummate the transactions herein contemplated.

Section 4.03 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by the Buyers requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority.

Section 4.04 Capitalization. As of February 13, 2019, the Parent’s authorized capitalization consists of (a) 499,000,000 shares of common stock, par value $0.001 per share (“the Parent Common Stock”) and (b) 1,000,000 shares of preferred stock, par value $0.001 per share, none of which are issued and outstanding and all of which are undesignated. There are currently 222,589,856 shares of Parent Common Stock issued and outstanding. Additionally, the Parent has 10,105,000 granted stock options and warrants to purchase Parent Common Stock. All issued and outstanding Parent Common Stock is legally issued, fully paid, non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 4.05 Options or Warrants. Other than as set forth on the Buyer’s Schedules, there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Parent relating to the issued or unissued capital stock of the Parent (including, without limitation, rights the value of which is determined with reference to the capital stock or other securities of the Parent) or obligating the Parent to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, the Parent. There are no outstanding contractual obligations of the Parent to repurchase, redeem or otherwise acquire any shares of the Parent Common Stock, to pay any dividend or make any other distribution in respect thereof, or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

Section 4.06 Validity of Shares. The Parent Shares to be allotted at the Closing, can be duly and validly issued, fully paid and non-assessable and free and clear of any Liens.

Section 4.07 Subsidiaries and Predecessor Corporations. NHL is the wholly-owned subsidiary of Parent. The Parent and NHL do not have any other subsidiaries, and does not own, beneficially or of record, any shares of any other corporation other than set forth in Buyer’s Disclosure Schedules.

Section 4.08 Information. The information concerning the Buyers set forth in this Agreement and the Buyer’s Disclosure Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 4.09 Books and Records. The books and records, financial and otherwise, of the Buyers are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

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Section 4.10 Financial Statements. The Buyer’s annual audited consolidated financial statements (Exhibit A) for the fiscal year ending August 31, 2018: (i) have been prepared in accordance with generally accepted accounting principles on a basis consistent with prior fiscal periods; (ii) are complete and accurate; and (iii) present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of the Buyer at the applicable balance sheet date, and the results of operations of the Buyer. Except to the extent reflected or reserved against in the balance sheet (including the notes thereto) forming part of the Buyer’s annual audited consolidated financial statements for the fiscal year ending August 31, 2018 or incurred subsequent to the date thereof and disclosed in Buyer’s Disclosure Schedule, and except in respect of normal trade payables arising in the ordinary course of the Business, the Buyers do not have any outstanding indebtedness or any liabilities (whether accrued, absolute, contingent or otherwise) nor any outstanding commitments or obligations of any kind.

Section 4.11 Absence of Certain Changes or Events. Since the date of this Agreement or such other date as provided for herein:

(a)	there has not been any Material Adverse Change in the business, operations, properties, assets or condition of the Buyer;

(b)	the Buyer has not (i) amended the Buyer’s Organizational Documents except as required by this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of the Buyers; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

(c)	to its knowledge, the Buyers have not become subject to any Law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of the Buyers.

Section 4.12 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of either the Parent or NHL after reasonable investigation, threatened by or against the Buyers or affecting the Buyers or their properties, at Law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in the Buyers Schedules. The Buyer has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 4.13 No Conflict with Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which either the Parent or NHL are a party or to which any of its assets, properties or operations are subject, which would result in a Material Adverse Effect on either the Parent or NHL.

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Section 4.14 Compliance with Law and Regulations. The Parent has complied with all United States federal, state or local or any applicable foreign Laws applicable to the Parent and the operation of its business, except where the failure to so comply would reasonably be expected to result in a Material Adverse Effect on the Parent. NHL has complied with all Canadian, provincial, local or any applicable foreign Laws applicable to NHL and the operation of its business, except where the failure to so comply would reasonably be expected to result in a Material Adverse Effect on NHL.

Section 4.15 Approval of Agreement. The Board of Directors of both the Parent and NHL have authorized the execution and delivery of this Agreement by the Buyers and has approved this Agreement and the transactions contemplated hereby.

Section 4.16 Valid Obligation. This Agreement and all agreements and other documents executed by the Buyers in connection herewith constitute the valid and binding obligation of both the Parent and NHL, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 4.17 Contracts.

(a)	All Material Contracts to which the Buyers are a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business are set forth on the Buyer’s Disclosure Schedules.

(b)	All Material Contracts to which any Buyer is a party or by which its properties are bound and which are material to the operations of the Buyers taken as a whole are valid and enforceable by the Buyers in all respects, except as limited by bankruptcy and insolvency Laws and by other Laws affecting the rights of creditors generally.

Section 4.18 Taxes.

(a)	The Parent has duly and punctually paid all governmental fees and taxes which it has become liable to pay and has duly allowed for all taxes reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxes and the Parent has made any and all proper declarations and returns for tax purposes and all information contained in such declarations and returns is true and complete, except as noted on the Parent’s Disclosure Schedule.

(b)	NHL has duly and punctually paid all governmental fees and taxes which it has become liable to pay and has duly allowed for all taxes reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxes and NHL has made any and all proper declarations and returns for tax purposes and all information contained in such declarations and returns is true and complete, except as noted on the Buyer’s Disclosure Schedule.

Section 4.19 Tax Returns and Audits. All required federal, state, provincial and local Tax Returns of the Buyers have been accurately prepared in all material respects and duly and timely filed, and all federal, provincial and local Taxes required to be paid with respect to the periods covered by such returns have been paid to the extent that the same have become due, except where the failure so to file or pay could not reasonably be expected to have a Material Adverse Effect on the Buyers. The Buyers are not and have not been delinquent in the payment of any Tax, except as noted on the Buyer’s Disclosure Schedule. The Buyers have not had a Tax deficiency assessed against it and have not executed a waiver of any statute of limitations or the assessment or collection of any Tax. None of the Buyer’s federal income, provincial and local income and franchise tax returns has been audited by any Authority. The reserves for Taxes reflected on the Buyers Consolidated Financial Statements are and will be sufficient for the payment of all unpaid Taxes payable by the Buyers. The Buyers have not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns. The Buyers (i) are not a party to, nor are they bound by or obligated under, any tax sharing agreements, and (ii) do not have any potential liability or obligation to any Person as a result of, or pursuant to, any such tax sharing agreements. The Parent has no liability for any other taxpayer under U.S. Treasury Regulation 1.1502-6 or any other similar provision. The Buyer’s file a consolidated Financial Statement with the SEC, based on a fiscal year end of August 31. The Fiscal Year 2018 Annual Audited Financial Statements filed with the SEC as Form 10-K are provided as Exhibit A to this Agreement.

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Section 4.20 Investment Representations.

INTENTIONALLY BLANK

Article V. CONDITIONS TO CLOSING

Section 5.01 Condition to the Obligations of all of the Parties. The obligations of all of the Parties to consummate the Closing are subject to the satisfaction, or waiver by each of the Parties, at or before the Closing Date, of all the following conditions:

(a)	No provisions of any applicable Law, and no Order shall prohibit or impose any condition on the consummation of the Closing.

(b)	There shall not be any Action brought by a third-party to enjoin or otherwise restrict the consummation of the Closing.

(c)	The Parties shall have received all necessary approvals from all required Authorities to consummate the transactions contemplated herein.

Section 5.02 Condition to the Obligations of the Buyers. The obligations of the Buyers to consummate the Closing are subject to the satisfaction (or waiver by the Buyers), at or before the Escrow Closing Date, of the following conditions:

(a)	the Buyers shall have completed its due diligence investigation of PR to the Buyer’s satisfaction in the Buyers sole discretion;

(b)	the Closing shall not result in PR being debarred or losing its status with any third-party or government payor for the provision of pharmacy services;

(c)	The representations and warranties made by PR and SPR in this Agreement shall have been true and correct when made and shall be true and correct in all material respects at the Escrow Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, except for changes therein permitted by this Agreement;

(d)	No Material Adverse Change shall have occurred in the business, assets, liabilities, results, financial condition, affairs or prospects of PR from the Effective Date to the Escrow Closing Date;

(e)	PR and SPR shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by PR and SPR prior to or at the Escrow Closing Date;

(f)	No Order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby; and

(g)	PR’s Board of Directors shall have approved this Agreement and the transactions contemplated herein.

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Section 5.03 Condition to the Obligations of PR and SPR. The obligation of SPR to consummate the Closing is subject to the satisfaction (or waiver by PR), at or before the Escrow Closing Date, of the following conditions:

(a)	SPR shall have completed its due diligence investigation of the Buyers to SPR’s satisfaction in its discretion;

(b)	The representations and warranties made by the Buyers in this Agreement shall have been true and correct when made and shall be true and correct in all material respects at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, except for changes therein permitted by this Agreement;

(c)	No Material Adverse Change shall have occurred in the business, assets, liabilities, results, financial condition, affairs or prospects of the Buyers from the Effective Date to the Escrow Closing;

(d)	The Buyers shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by the Buyers prior to or at the Closing;

(e)	No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby; and

(f)	The Parent’s and NHL’s Boards of Directors shall have approved this Agreement and the transactions contemplated herein.

Article VI. ADDITIONAL COVENANTS OF THE PARTIES

Section 6.01 Access to Properties and Records. From the Effective Date until the Closing or the earlier termination of this Agreement in accordance with its terms, each of the Parent, NHL and PR will each afford to the officers and authorized representatives of the other full access to the properties, books and records of the Parent, NHL and PR, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of the Parties, as the case may be, as the other shall from time to time reasonably request.

Section 6.02 Delivery of Books and Records. At the Escrow Closing, PR will identify to Parent and NHL the location on record where the books and records are kept.

Section 6.03 Third Party Consents and Certificates. The Parent, NHL and PR and SPR agree to cooperate with each other in order to obtain any required third-party consents to this Agreement and the transactions herein contemplated.

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Section 6.04 Actions Prior to Closing. From and after the Effective Date until the Closing Date and except as set forth in the Buyers Schedules, if any, or the PR Schedules, or as permitted or contemplated by this Agreement, the Parties, respectively, will each:

(a)	carry on its business in substantially the same manner as it has heretofore;

(b)	maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(c)	maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(d)	perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

(e)	use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

(f)	fully comply with and perform in all material respects all obligations and duties imposed on it by all applicable Laws (including without limitation, all securities Laws) and all rules, regulations, and orders imposed by federal, state or provincial governmental authorities.

Section 6.05 Limitations on Actions. From and after the Effective Date until the Closing Date, except as required by this Agreement neither of the Parties will:

(a)	make any changes in their charter documents, except as contemplated by this Agreement;

(b)	enter into or amend any contract, agreement, or other instrument of any of the types described in such Party’s schedules, except that a Party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services; or

(c)	sell any assets or discontinue any operations, sell any shares of capital stock or conduct any similar transactions other than in the ordinary course of business.

Section 6.06 Actions at the Closing.

(a)	As of the Closing, the Board of Directors of the Parent shall allow for the appointment of one more board member appointed by PRB

(b)	The Escrow Agent will complete its duties and release the PRAS, the PRBS and the Parent Shares as contemplated in this Agreement.

(c)	The Parties shall ensure that all previously provided personal guarantees respecting PR and the mortgage provided by MK to LPG Pharmaceuticals Inc. (“LPG”), as additional security for the PR indebtedness to LPG, will have been discharged prior to or on Closing.

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Article VII. TERMINATION

Section 7.01 Termination. This Agreement may be terminated on or prior to the Closing Date:

(a)	By the mutual written consent of the Parent, NHL and SPR;

(b)	By the Buyer if the conditions to Closing as set forth in Section 5.01 and Section 5.02 have not been satisfied or waived by the Buyer, which waiver the Buyer may give or withhold in its sole discretion, by the Escrow Closing Date, provided, however, that the Buyer may not terminate this Agreement pursuant to this Section 7.01(b) if the reason for the failure of any such condition to occur was the breach of the terms of this Agreement by the Buyer;

(c)	By SPR if the conditions to Closing as set forth in Section 5.01 and Section 5.03 have not been satisfied or waived by SPR, which waiver SPR may give or withhold in its sole discretion, by the Closing Date, provided, however, that SPR may not terminate this Agreement pursuant to this Section 7.01(c) if the reason for the failure of any such condition to occur was the breach of the terms of this Agreement by SPR;

(d)	By any Party, if a court of competent jurisdiction or other Authority shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated under this Agreement and such order or action shall have become final and non-appealable.

Section 7.02 Survival After Termination. If this Agreement is terminated in accordance with Section 7.01, this Agreement shall become void and of no further force and effect with no liability to any Person on the part of any Party hereto (or any officer, agent, employee, direct or indirect holder of any equity interest or securities, or Affiliates of any Party); provided, however, that this Section 7.02, Article VIII and Article X shall survive the termination of this Agreement and (iii) nothing herein shall relieve any Party from any liability for fraud or any willful and material breach of the provisions of this Agreement prior to the termination of this Agreement.

Section 7.03 Disposition of Shares After Termination. If this Agreement is terminated without completion of the transaction contemplated herein, then the Escrow Agent will return all respective shares to the original shareholders.

Article VIII. INDEMNIFICATION

Section 8.01 Indemnification of Parent and NHL. SPR hereby agrees to indemnify and hold harmless to the fullest extent permitted by applicable law the Parent, NHL, each of its Affiliates and each of its and their respective members, managers, partners, directors, officers, employees, stockholders, attorneys and agents and permitted assignees (each a “Buyer Indemnified Party”), against and in respect of any and all loss, cost, payments, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage, and diminution in value or claim (including actual costs of investigation and attorneys’ fees and other costs and expenses) (all of the foregoing collectively, “Losses”) incurred or sustained by any Buyer Indemnified Party as a result of or in connection with (a) any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of SPR contained herein or in any of the additional agreements or any certificate or other writing delivered pursuant hereto, and (b) any Actions by any third parties with respect to the business or operations of PR (including breach of contract claims, violations of warranties, trademark infringement, privacy violations, torts or consumer complaints) for any period on or prior to the Closing Date.

Section 8.02 Indemnification of SPR and PR. The Parent and NHL hereby agree, jointly and severally, to indemnify and hold harmless to the fullest extent permitted by applicable law SPR AND PR, its Affiliates, and each of their respective officers, directors, employees, stockholders, attorneys and agents and permitted assignees (each a “SPR AND PR Indemnified Party”), against and in respect of any and all Losses incurred or sustained by any SPR AND PR Indemnified Party as a result of or in connection with (a) any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of the Buyers contained herein or in any of the additional agreements or any certificate or other writing delivered pursuant hereto, and (b) any Actions by any third parties with respect to the business or operations of the Buyers (including breach of contract claims, violations of warranties, trademark infringement, privacy violations, torts or consumer complaints) for any period on or prior to the Closing Date.

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Section 8.03 Procedure. The following shall apply with respect to all claims by any SPR AND PR Indemnified Party or Buyer Indemnified Party for indemnification in respect of Third-Party Claims:

(a)	An indemnified Party shall give the indemnifying Party prompt notice (an “Indemnification Notice”) of any third-party Action with respect to which such indemnified Party seeks indemnification pursuant to Section 8.01 or Section 8.02 (a “Third-Party Claim”), which shall describe in reasonable detail the Loss that has been or may be suffered by the indemnified Party. The failure to give the Indemnification Notice shall not impair any of the rights or benefits of such indemnified Party under Section 8.01 or Section 8.02, except to the extent such failure materially and adversely affects the ability of the indemnifying Party to defend such claim or increases the amount of such liability.

(b)	In the case of any Third-Party Claims as to which indemnification is sought by any indemnified Party, such indemnified Party shall be entitled, at the sole expense and liability of the indemnifying Party, to exercise full control of the defense, compromise or settlement of any Third-Party Claim unless the indemnifying Party, within a reasonable time after the giving of an Indemnification Notice by the indemnified Party (but in any event within ten (10) days thereafter), shall (i) deliver a written confirmation to such indemnified Party that the indemnification provisions of Section 8.01 or Section 8.02 are applicable to such Action and the indemnifying Party will indemnify such indemnified Party in respect of such Action pursuant to the terms of this Article VIII and, notwithstanding anything to the contrary, shall do so without asserting any challenge, defense, limitation on the indemnifying Party’s liability for Losses, counterclaim or offset, (ii) notify such indemnified Party in writing of the intention of the indemnifying Party to assume the defense thereof, and (iii) retain legal counsel reasonably satisfactory to such indemnified Party to conduct the defense of such Third-Party Claim.

(c)	If the indemnifying Party assumes the defense of any such Third-Party Claim pursuant to Section 8.03(b), then the indemnified Party shall cooperate with the indemnifying Party in any manner reasonably requested in connection with the defense, and the indemnified Party shall have the right to be kept fully informed by the indemnifying Party and their legal counsel with respect to the status of any legal proceedings, to the extent not inconsistent with the preservation of attorney-client or work product privilege. If the indemnifying Party so assumes the defense of any such Third-Party Claim, the indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel employed by the indemnified Party shall be at the expense of such indemnified Party unless (i) the indemnifying Party has agreed to pay such fees and expenses, or (ii) the named parties to any such Third-Party Claim (including any impleaded parties) include an indemnified Party and the indemnifying Party and the indemnified Party shall have been advised by 2its counsel that there may be a conflict of interest between such indemnified Party and the indemnifying Party in the conduct of the defense thereof, and in any such case the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying Party.

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(d)	If the indemnifying Party elects to assume the defense of any Third-Party Claim pursuant to Section 8.03(b), the indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the indemnifying Party withdraws from or fails to vigorously prosecute the defense of such asserted liability, or unless a judgment is entered against the indemnified Party for such liability. If the indemnifying Party does not elect to defend, or if, after commencing or undertaking any such defense, the indemnifying Party fails to adequately prosecute or withdraw such defense, the indemnified Party shall have the right to undertake the defense or settlement thereof, at the indemnifying Party’s expense. Notwithstanding anything to the contrary, the indemnifying Party shall not be entitled to control, but may participate in, and the indemnified Party (at the expense of the indemnifying Parties) shall be entitled to have sole control over, the defense or settlement of (x) that part of any Third Party Claim (i) that seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the indemnified Party, or (ii) to the extent such Third Party Claim involves criminal allegations against the indemnified Party or (y) the entire Third Party Claim if such Third Party Claim would impose liability on the part of the indemnified Party. In the event the indemnified Party retains control of the Third-Party Claim, the indemnified Party will not settle the subject claim without the prior written consent of the indemnifying Party, which consent will not be unreasonably withheld or delayed.

(e)	If the indemnified Party undertakes the defense of any such Third-Party Claim pursuant to Section 8.03(b) and proposes to settle the same prior to a final judgment thereon or to forgo appeal with respect thereto, then the indemnified Party shall give the indemnifying Party prompt written notice thereof and the indemnifying Party shall have the right to participate in the settlement, assume or reassume the defense thereof or prosecute such appeal, in each case at the indemnifying Party’s expense. The indemnifying Party shall not, without the prior written consent of such indemnified Party settle or compromise or consent to entry of any judgment with respect to any such Third-Party Claim (i) in which any relief other than the payment of money damages is or may be sought against such indemnified Party, (ii) in which such Third Party Claim could be reasonably expected to impose or create a monetary liability on the part of the indemnified Party (such as an increase in the indemnified Party’s income Tax) other than the monetary claim of the third party in such Third-Party Claim being paid pursuant to such settlement or judgment, or (iii) which does not include as an unconditional term thereof the giving by the claimant, person conducting such investigation or initiating such hearing, plaintiff or petitioner to such indemnified Party of a release from all liability with respect to such Third-Party Claim and all other Actions (known or unknown) arising or which might arise out of the same facts.

Section 8.04 Periodic Payments. Any indemnification required by this Article VIII for costs, disbursements or expenses of any indemnified Party in connection with investigating, preparing to defend or defending any Action shall be made by periodic payments by the indemnifying Party to each indemnified Party during the course of the investigation or defense, as and when bills are received or costs, disbursements or expenses are incurred.

Section 8.05 Insurance. Any indemnification payments hereunder shall take into account any insurance proceeds or other third-party reimbursement actually received.

Section 8.06 Time Limit. The obligations of SPR AND PR and the Buyers Indemnifying Party under Section 8.01 and Section 8.02 shall expire two (2) years from the Closing Date, except with respect to (i) an indemnification claim asserted in accordance with the provisions of this Article VIII which remains unresolved, for which the obligation to indemnify shall continue until such claim is resolved; and (ii) resolved claims for which payment has not yet been paid to the indemnified Party.

Article IX. DISPUTE RESOLUTION

Section 9.01 Arbitration.

(a)	The Parties shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration before one arbitrator (the “Arbitrator”). Binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise).

Page | 20

(b)	If the Parties cannot agree upon the Arbitrator within ten (10) Business Days of the commencement of the efforts to so agree on an Arbitrator, each of the Parties shall select one arbitrator and the two arbitrators so selected shall select the Arbitrator.

(c)	The laws of the State of Nevada shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement and any agreement contemplated hereby shall be governed by the laws of the State of Nevada applicable to a contract negotiated, signed, and wholly to be performed in the State of Nevada, which laws the Arbitrator shall apply in rendering his decision. The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within sixty (60) days after he shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.

(d)	The arbitration shall be held in Palm Beach County, Florida in accordance with and under the then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein.

(e)	On application to the Arbitrator, any Party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the Arbitrator shall limit any discovery or evidence such that his decision shall be rendered within the period referred to in Section 9.01(c).

(f)	The Arbitrator may, at his discretion and at the expense of the Party who will bear the cost of the arbitration, employ experts to assist him in his determinations.

(g)	The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award or to obtain relief, as applicable (including actual attorneys’ fees and costs), shall be borne by the unsuccessful Party and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs in such decision. The determination of the Arbitrator shall be final and binding upon the Parties and not subject to appeal.

(h)	Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The Parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) in Palm Beach County, Florida to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the Arbitration. The Parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the Parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the Parties) shall have been absent from such arbitration for any reason, including that such Party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

Page | 21

Section 9.02 Waiver of Jury Trial; Exemplary Damages.

(a)	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 9.02(a).

(b)	Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

Article X. MISCELLANEOUS

Section 10.01 Brokers. The Parent, NHL and SPR agree that there were no finders or brokers involved in bringing the Parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. The Parent, NHL and SPR each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying Party and such third person, whether express or implied from the actions of the indemnifying Party.

Section 10.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the Laws of the State of Nevada, without giving effect to the principles of conflicts of law thereunder. Each of the Parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the state or federal courts of the United States with jurisdiction in Palm Beach County, Florida. By execution and delivery of this Agreement, each Party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction.

Section 10.03 Notices.

(a)	Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to the Parent:

Novo Integrated Sciences, Inc.

Attn: Chris David, President

11120 NE 2nd St., Suite 200

Bellevue, WA 98004

Email: xxxxxxxxxxxxx.com

Page | 22

If to NHL:

Novo Healthnet Limited

Attn: Robert Mattacchione, Chairman

119 Westcreek Drive, Suite 1

Woodbridge, Ontario Canada L4L 9N6

Email: xxxxxxxxxxx.com

If to PR:

Pulse Rx LTC Pharmacy

Attn: Martin S. Kusmirek, President

111 Zenway Blvd., Suite 3

Woodbridge, Ontario Canada, L4H 3H9

Email: xxxxxxxxxxx.ca

(b)	Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder.

(c)	Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 10.04 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 10.05 Confidentiality. Each Party agrees that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other Party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by Law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each Party shall return to the applicable other Party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each Party will continue to comply with the confidentiality provisions set forth herein.

Section 10.06 Public Announcements and Filings. Unless required by applicable Law or regulatory authority, none of the Parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the Parties. The Parties acknowledge and agree that the Parent is obligated to file a Form 8-K pursuant to the Exchange Act relating to this Agreement and the transactions contemplated herein (the “Form 8-K”). In addition, the Parties acknowledge and agree that information related to this Agreement and the transactions contemplated herein shall be provided to the prospective investors in the Parent, NHL or PR, on a confidential basis, with written permission from the other party. Other than the Form 8-K or the confidential disclosures referenced in the immediately preceding sentence, copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by Law or regulatory authorities, shall be delivered to each Party at least one (1) business day prior to the release thereof.

Page | 23

Section 10.07 Schedules; Knowledge. Each Party is presumed to have full knowledge of all information set forth in the other Party’s schedules delivered pursuant to this Agreement.

Section 10.08 Third Party Beneficiaries. This contract is strictly between the Parent, NHL and PR AND SPR, except as specifically provided, no other Person and no director, officer, stockholder, employee, agent, independent contractor or any other Person shall be deemed to be a third-party beneficiary of this Agreement.

Section 10.09 Expenses. Subject to Section 10.04, whether or not the Exchange is consummated, each of the Buyers and PR AND SPR will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 10.10 Entire Agreement. This Agreement represents the entire agreement between the Parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 10.11 Survival; Termination. The representations, warranties, and covenants of the respective Parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

Section 10.12 Amendment; Waiver; Remedies; Agent.

(a)	At any time prior to the Closing Date, this Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by all of the Parties hereto.

(b)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(c)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(d)	Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

Section 10.13 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the Parties, and no such relationship otherwise exists. No presumption in favor of or against any Party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

Page | 24

Section 10.14 Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties.

Section 10.15 Exhibits and Schedules. Any matter, information or item disclosed in the Schedules delivered under any specific representation, warranty or covenant or Schedule number hereof, shall be deemed to have been disclosed for all purposes of this Agreement in response to every representation, warranty or covenant in this Agreement where its application is reasonably apparent on the face of the disclosure, even in the absence of an explicit cross reference. The inclusion of any matter, information or item in any Schedule to this Agreement shall not be deemed to constitute an admission of any liability by the Parent or NHL to any third party or otherwise imply, that any such matter, information or item is material or creates a measure for materiality for the purposes of this Agreement.

Section 10.16 No Assignment or Delegation. No Party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the all of the other Parties and any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement. This Agreement shall be binding on the permitted successors and assigns of the Parties.

Section 10.17 Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, PR AND SPR and the Buyers shall use their respective commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable, and to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section 10.18 Further Assurances. Each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

Section 10.19 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 10.20 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. The execution and delivery of a facsimile or other electronic transmission of a signature to this Agreement shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy.

[Signatures Appear on Following Page]

Page | 25

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first-above written.

Novo Integrated Sciences, Inc.

By:	/s/ Robert Mattacchione
Name:	Robert Mattacchione
Title:	CEO

Novo Healthnet Limited

By:	/s/ Dr. Pierre Dalcourt
Name:	Dr. Pierre Dalcourt
Title:	President

Family Pharmacy Clinic Inc., PRA Shareholder

By:	/s/ Martin S. Kusmirek
Name:	Martin S. Kusmirek
Title:	President

Address for Notices:

2-111 Zenway Blvd.
Woodbridge, Ontario, Canada L4H 3H9
Email:	xxxxxxxxxxxxx.com

Pulse Rx Inc. o/a Pulse Rx LTC Pharmacy

By:	/s/ Martin S. Kusmirek
Name:	Martin S. Kusmirek
Title:	President

Martin Kusmirek, an individual, PRB shareholder

By:	/s/ Martin S. Kusmirek
Name:	Martin S. Kusmirek

Address for Notices:

xxxxxxxxxxx Rd.
xxxxxxxxxx Ontario, Canada XXX XR8
Email:	xxxxxxxxxxxxxx.ca

Page | 26

Tanya Kusmirek, an individual, PRB shareholder

By:	/s/ Tanya Kusmirek
Name:	Tanya Kusmirek

Address for Notices:

xxxxxxxxxxx Rd.
xxxxxxxxxxxx Ontario, Canada XXX 1R8
Email:	xxxxxxxxxxxxxx.com

Andrew Kusmirek, an individual, PRB shareholder

By:	/s/ Andrew Kusmirek
Name:	Andrew Kusmirek

Address for Notices:

xxxxxxxxxxxxxx Ave.
xxxxxxxxxx B.C., Canada XXX 2V1
Email:	xxxxxxxxxx.com

Christine Kusmirek, an individual, PRB shareholder

By:	/s/ Christine Kusmirek
Name:	Christine Kusmirek

Address for Notices:

Xxxxxxxxxxxxx Ave.
xxxxxxxxxxx B.C., Canada XXX 2V1
Email:	xxxxxxxxxxxxxxxx.com

Page | 27

EXHIBIT A

NOVO INTEGRATED SCIENCES, INC.

(formerly Turbine Truck Engines, Inc.)

Consolidated Financial Statements

Exhibit A

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Novo Integrated Sciences, Inc.

We have audited the accompanying consolidated balance sheets of Novo Integrated Sciences, Inc and Subsidiaries (collectively “the Company”) as of August 31, 2018, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ deficit, and cash flows for the year then ended. The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Novo Integrated Sciences, Inc. as of August 31, 2018, and the consolidated results of their operations and their cash flows for each of the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ NVS Chartered Accountants Professional Corporation

NVS Chartered Accountants Professional Corporation

Markham, Ontario

November 6, 2018

NVS CHARTERED ACCOUNTANTS PROFESSIONAL CORPORATION

100 Allstate Parkway, Suite 303, Markham, Ontario L3R 6H3 Tel: 905.415.2511 Fax: 905.415.2011

F-1

To the Board of Directors and

Stockholders of Novo Integrated Sciences, Inc.

We have audited the accompanying consolidated balance sheet of Novo Integrated Sciences, Inc and Subsidiaries (collectively “the Company”) as of August 31, 2017, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ deficit, and cash flows for the year then ended. The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Novo Integrated Sciences, Inc. as of August 31, 2017 , and the consolidated results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Denver, Colorado

December 6, 2017

aj@ajrobbins.com

400 South Colorado Blvd, Suite 870 East, Denver, Colorado 80246

(B)303-537-5898    (M)720-339-5566   (F)303-845-9078

F-2

NOVO INTEGRATED SCIENCES, INC.

CONSOLIDATED BALANCE SHEETS

As of August 31, 2018 and 2017

	August 31, 2018	August 31, 2017
ASSETS

Current Assets:
Cash and cash equivalents	$675,705	$1,896,572
Accounts receivable, net	1,337,545	1,128,898
Other receivables, current portion	393,821	372,024
Prepaid expenses and other current assets	161,838	252,536
Total current assets	2,568,909	3,650,030

Property and equipment, net	400,321	302,951
Other receivables, net of current portion	57,352	-
Acquisition deposits	1,112,404	1,162,009
Goodwill	604,113	399,400
TOTAL ASSETS	$4,743,099	$5,514,390

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:
Accounts payable	$1,307,599	$1,703,342
Accrued expenses	383,998	341,657
Accrued interest (principally to related parties)	156,121	403,119
Due to related parties	1,116,261	1,812,613
Notes payable, current portion	382,350	13,171
Total current liabilities	3,346,329	4,273,902

Debentures, related parties	1,224,000	5,114,327
Notes payable, net of current portion	-	414,351
TOTAL LIABILITIES	4,570,329	9,802,580

Commitments and contingencies	-	-

STOCKHOLDERS’ EQUITY (DEFICIT)
Novo Integrated Sciences, Inc.
Convertible Preferred stock; $0.001 par value; 1,000,000 shares authorized; 0 and 0 shares issued and outstanding at August 31, 2018 and 2017
Common stock; $0.001 par value; 499,000,000 shares authorized; 207,881,743 and 201,837,254 shares issued and outstanding at August 31, 2018 and 2017	207,882	201,837
Additional paid-in capital	10,053,683	3,381,643
Other comprehensive income	1,139,815	1,240,844
Accumulated deficit	(11,199,989)	(9,091,977)
Total Novo Integrated Sciences, Inc. stockholders’ equity (deficit)	201,391	(4,267,653)
Noncontrolling interest	(28,621)	(20,537)
Total stockholders’ equity (deficit)	172,770	(4,288,190)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$4,743,099	$5,514,390

The accompanying footnotes are an integral part of these consolidated financial statements.

F-3

NOVO INTEGRATED SCIENCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

For the Years Ended August 31, 2018 and 2017

	Years Ended
	August 31, 2018	August 31, 2017
Revenues	$8,894,464	$7,963,045

Cost of revenues	5,471,376	4,985,715

Gross profit	3,423,088	2,977,330

Operating expenses:
Selling expenses	109,295	59,026
General and administrative expenses	4,883,221	3,031,348
Total operating expenses	4,992,516	3,090,374

Income (loss) from operations	(1,569,428)	(113,044)

Non operating income (expense)
Interest income	16,702	34,139
Interest expense	(564,467)	(554,657)
Total other income (expense)	(547,765)	(520,518)

Loss before income taxes	(2,117,193)	(633,562)

Income tax expense	-	111,702

Net loss	$(2,117,193)	$(745,264)

Net loss attributed to noncontrolling interest	(9,181)	(6,880)

Net loss attributed to Novo Integrated Sciences, Inc.	$(2,108,012)	$(738,384)

Comprehensive loss:
Net loss	(2,117,193)	(745,264)
Foreign currency translation gain (loss)	(101,029)	(36,605)
Comprehensive loss:	$(2,218,222)	$(781,869)

Weighted average common shares outstanding - basic and diluted	207,568,978	177,675,415

Net loss per common share - basic and diluted	$(0.01)	$(0.00)

The accompanying footnotes are an integral part of these consolidated financial statements.

F-4

NOVO INTEGRATED SCIENCES, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

For the Years Ended August 31, 2018 and 2017

						Total
						Novo
			Additional	Other		Stockholders’		Total
	Common Stock		Paid-in	Comprehensive	Accumulated	Equity/	Noncontrolling	Equity/
	Shares	Amount	Capital	Income	Deficit	(Deficit)	Interest	(Deficit)
Balance, August 31, 2016	167,797,406	$92	$-	$1,277,449	$(8,353,593)	$(7,076,052)	$(12,668)	$(7,088,720)

Common stock issued in connection with reverse merger transaction	22,751,307	190,457	(183,553)	-	-	6,904	-	6,904
Common stock issued for cash	11,288,541	11,288	3,375,272	-	-	3,386,560	-	3,386,560
Offering costs	-	-	(62,504)	-	-	(62,504)	-	(62,504)
Fair value of vested stock options	-	-	252,428	-	-	252,428	-	252,428
Foreign currency translation loss	-	-	-	(36,605)	-	(36,605)	(989)	(37,594)
Net loss	-	-	-	-	(738,384)	(738,384)	(6,880)	(745,264)

Balance, August 31, 2017	201,837,254	201,837	3,381,643	1,240,844	(9,091,977)	(4,267,653)	(20,537)	(4,288,190)

Common stock issued for cash	25,104	25	15,539	-	-	15,564	-	15,564
Common stock issued for acquisition	384,110	384	232,771	-	-	233,155	-	233,155
Common stock issued for conversion of debt	12,452,356	12,453	5,110,446	-	-	5,122,899	-	5,122,899
Cancellation of common stock previously issued	(6,817,081)	(6,817)	6,817	-	-	-	-	-
Fair value of vested stock options	-	-	1,274,931	-	-	1,274,931	-	1,274,931
Fair value of modification of stock option terms	-	-	31,536	-	-	31,536	-	31,536
Foreign currency translation loss	-	-	-	(101,029)		(101,029)	1,097	(99,932)
Net loss	-	-	-	-	(2,108,012)	(2,108,012)	(9,181)	(2,117,193)

Balance, August 31, 2018	207,881,743	$207,882	$10,053,683	$1,139,815	$(11,199,989)	$201,391	$(28,621)	$172,770

The accompanying footnotes are an integral part of these consolidated financial statements.

F-5

NOVO INTEGRATED SCIENCES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended August 31, 2018 and 2017

	Years Ended
	August 31, 2018	August 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,117,193)	$(745,264)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	73,447	67,776
Fair value of vested stock options	1,274,931	252,428
Expense associated with modified stock option terms	31,536	-
Changes in operating assets and liabilities:
Accounts receivable	(263,152)	(289,316)
Prepaid expenses and other current assets	23,244	(84,161)
Accounts payable	(331,870)	(412,877)
Accrued expenses	58,328	89,937
Accrued interest	316,228	310,790
Net cash used in operating activities	(934,501)	(810,687)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of furniture and equipment	(178,626)	(38,238)
Deposit paid for acquisition	-	(1,101,639)
Amounts loaned for other receivables	(38,604)	-
Cash acquired in reverse merger transaction	-	12,249
Repayments of other receivables	-	378,098
Net cash provided by (used in) investing activities	(217,230)	(749,530)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances (repayments) to related parties	(20,141)	(85,063)
Proceeds from the sale of common stock	15,564	3,386,560
Offering cost paid	-	(62,504)
Payments on notes payable	(6,997)	(131,454)
Net cash used in financing activities	(11,574)	3,107,539

Effect of exchange rate changes on cash and equivalents	(57,562)	238,935

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,220,867)	1,786,257

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,896,572	110,315

CASH AND CASH EQUIVALENTS, END OF PERIOD	$675,705	$1,896,572

CASH PAID FOR:
Interest	$240,366	$186,618
Income taxes	$-	$-

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:
Note payable issued for purchase of assets	$-	$375,450

The accompanying footnotes are an integral part of these consolidated financial statements.

F-6

Note 1 - Organization and Basis of Presentation

Organization and Line of Business

Novo Integrated Sciences, Inc. (“Novo Integrated”) was incorporated in Delaware on November 27, 2000, under the name Turbine Truck Engines, Inc. On February 20, 2008, the Company was re-domiciled to the State of Nevada. Effective July 12, 2017, the Company’s name was changed to Novo Integrated Sciences, Inc. When used herein, the terms the “Company,” “we,” “us” and “our” refer to Novo Integrated and its consolidated subsidiaries.

The Company delivers multi-disciplinary primary healthcare to over 400,000 patients annually through our 16 corporate-owned clinics and a contracted network of 88 affiliate clinics and 234 eldercare centric homes located across Canada. Our team of practitioners and staff are trained for assessment, diagnosis, treatment, pain management, rehabilitation and primary prevention. Our specialized services and products include physiotherapy, chiropractic care, occupational therapy, eldercare, laser therapeutics, massage therapy, acupuncture, chiropody, neurological functions, kinesiology, concussion management and baseline testing, women’s pelvic health, sports medicine therapy, assistive devices and private personal training. We do not provide primary care medical services, none of our employees practices primary care medicine, and our services do not require a medical or nursing license.

Since inception and through May 9, 2017, our activities and business operations were limited to raising capital, organizational matters and the implementation of our business plan related to research, development, testing and commercialization of various alternative energy technologies.

On April 25, 2017 (the “Effective Date”), we entered into a Share Exchange Agreement (the “Share Exchange Agreement”) by and between (i) Novo Integrated; (ii) NHL, (iii) ALMC-ASAP Holdings Inc. (“ALMC”); (iv) Michael Gaynor Family Trust (the “MGFT”); (v) 1218814 Ontario Inc. (“1218814”) and (vi) Michael Gaynor Physiotherapy Professional Corp. (“MGPP,” and together with ALMC, MGFT and 1218814, the “NHL Shareholders”). Pursuant to the terms of the Share Exchange Agreement, Novo Integrated agreed to acquire from the NHL Shareholders all of the shares of both common and preferred stock of NHL, held by the NHL Shareholders, in exchange for the issuance by Novo Integrated to the NHL Shareholders of shares of Novo Integrated’s common stock, such that following the closing of the Share Exchange Agreement, the NHL Shareholders would own 167,797,406 restricted shares Novo Integrated common stock, representing 85% of the issued and outstanding Novo Integrated common stock, calculated including all granted and issued options or warrants to acquire Novo Integrated common stock as of the Effective Date, but to exclude shares of Novo Integrated common stock that are subject to a then-current Regulation S offering that was undertaken by Novo Integrated (the “Exchange”).

On May 9, 2017, the Exchange closed and, as a result, NHL became a wholly owned subsidiary of Novo Integrated.

The Exchange was accounted for as a reverse acquisition under the purchase method of accounting since NHL obtained control of Novo Integrated Sciences, Inc. Accordingly, the Exchange was recorded as a recapitalization of NHL, with NHL being treated as the continuing entity. The historical financial statements presented are the financial statements of NHL. The Share Exchange Agreement was treated as a recapitalization and not as a business combination; therefore, no pro forma information is disclosed. At the closing date of the Exchange, the net assets of the legal acquirer, Novo Integrated Sciences, Inc., were $6,904.

On May 9, 2017, our Board of Directors determined, in connection with the closing of the Exchange, to change our fiscal year end from December 31 to August 31 but did not memorialize such determination in writing. On July 17, 2017, the Board ratified and memorialized in writing its May 9, 2017 determination regarding the change in fiscal year end.

On April 1, 2017, NHL purchased assets of Apka Health to expand our community OT services. On December 1, 2017, NHL acquired substantially all of the assets of Executive Fitness Leaders, with operations located in Ottawa Ontario Canada, entered into an Asset Purchase Agreement, pursuant to which NHL acquired substantially all of the assets of Executive Fitness Leaders in exchange for the issuance by Novo Integrated of 384,110 restricted shares of its common stock.

F-7

Basis of Presentation

The accompanying consolidated financial statements were prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company’s functional currency is the Canadian Dollar (“CAD”); however, the accompanying consolidated financial statements were translated and presented in United States Dollars (“$” or “USD”).

Foreign Currency Translation

The accounts of the Company’s Canadian subsidiaries are maintained in CAD. The accounts of these subsidiaries are translated into USD in accordance with the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) Topic 830, Foreign Currency Transaction, with the CAD as the functional currency. According to Topic 830, all assets and liabilities are translated at the exchange rate on the balance sheet date, stockholders’ equity is translated at historical rates and statement of operations items are translated at the weighted average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with ASC Topic 220, Comprehensive Income. Gains and losses resulting from the translations of foreign currency transactions and balances are reflected in the statement of operations and comprehensive income. The following table details the exchange rates used for the respective periods:

	August 31, 2018	August 31, 2017

Period end: CAD to USD exchange rate	$0.7647	$0.7988
Average period: CAD to USD exchange rate	$0.7835	$0.7573

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, NHL, Novo Peak Health Inc., Novo Healthnet Rehab Limited, Novo Assessments Inc., an 80% interest in Novo Healthnet Kemptville Centre, Inc., a Back on Track Physiotherapy and Health Centre clinic operated by NHL, and a 50% stake in a joint venture with the Sophie Freeman Dental Hygiene Professional Corporation operated as Novo Dental. All of the Company’s subsidiaries are incorporated under the laws of the Province of Ontario, Canada. All intercompany transactions have been eliminated.

Noncontrolling Interest

The Company follows FASB ASC Topic 810, Consolidation, which governs the accounting for and reporting of non-controlling interests (“NCIs”) in partially owned consolidated subsidiaries and the loss of control of subsidiaries. Certain provisions of this standard indicate, among other things, that NCIs be treated as a separate component of equity, not as a liability, that increases and decreases in the parent’s ownership interest that leave control intact be treated as equity transactions rather than as step acquisitions or dilution gains or losses, and that losses of a partially owned consolidated subsidiary be allocated to the NCI even when such allocation might result in a deficit balance.

F-8

The net income (loss) attributed to the NCI is separately designated in the accompanying consolidated statements of operations and other comprehensive income (loss).

Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include time deposits, certificate of deposits, and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

Accounts receivable are recorded, net of allowance for doubtful accounts and sales returns. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentration, customer credit worthiness, current economic trends and changes in customer payment patterns to determine if the allowance for doubtful accounts is adequate. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Delinquent account balances are written-off after management has determined that the likelihood of collection is not probable and known bad debts are written off against the allowance for doubtful accounts when identified. As of August 31, 2018 and 2017, the allowance for uncollectible accounts receivable was $464,527 and $507,636, respectively.

Property and Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the declining balance method for substantially all assets with estimated lives as follows:

Leasehold improvements	5 years
Clinical equipment	5 years
Computer equipment	3 years
Office equipment	5 years
Furniture and fixtures	5 years

Long-Lived Assets

The Company applies the provisions of ASC Topic 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the discounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review at August 31, 2018 and 2017, the Company believes there was no impairment of its long-lived assets.

Goodwill

Goodwill represents the excess of purchase price over the underlying net assets of businesses acquired. Under accounting requirements, goodwill is not amortized but is subject to annual impairment tests. At August 31, 2018, the Company recorded goodwill of $382,350 and $221,763, respectively, related to its acquisition of Apka Health, Inc. during the fiscal year ended August 31, 2017 and Executive Fitness Leaders during the fiscal year ended August 31, 2018. As of August 31, 2018 and 2017, the Company performed the required impairment reviews. Based on its reviews at August 31, 2018 and 2017, the Company believes there was no impairment of its goodwill.

F-9

Acquisition Deposits

The Company has signed letters of understanding with two potential acquisition candidates which includes refundable acquisition deposits totaling $1,112,404 and $1,162,009, as of August 31, 2018 and 2017, respectively.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash and equivalents, restricted cash, accounts receivable, advances to suppliers, accounts payable, accrued liabilities and short-term debt, the carrying amounts approximate their fair values due to their short maturities.

FASB ASC Topic 820, Fair Value Measurements and Disclosures, requires disclosure of the fair value of financial instruments held by the Company. FASB ASC Topic 825, Financial Instruments, defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets in inactive markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology us one or more unobservable inputs which are significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC Topic 480, Distinguishing Liabilities from Equity, and FASB ASC Topic 815, Derivatives and Hedging.

As of August 31, 2018 and 2017, respectively, the Company did not identify any assets and liabilities required to be presented on the balance sheet at fair value.

Revenue Recognition

ASU No. 2014-09, Revenue from Contracts with Customers (“Topic 606”), became effective for the Company on March 1, 2018. The Company’s revenue recognition disclosure reflects its updated accounting policies that are affected by this new standard. The Company applied the “modified retrospective” transition method for open contracts for the implementation of Topic 606. As sales are and have been primarily from providing healthcare services, and the Company has no significant post-delivery obligations, this new standard did not result in a material recognition of revenue on the Company’s accompanying consolidated financial statements for the cumulative impact of applying this new standard. The Company made no adjustments to its previously-reported total revenues, as those periods continue to be presented in accordance with its historical accounting practices under Topic 605, Revenue Recognition.

Revenue from providing healthcare services are recognized under Topic 606 in a manner that reasonably reflects the delivery of its services to customers in return for expected consideration and includes the following elements:

●	executed contracts with the Company’s customers that it believes are legally enforceable;
●	identification of performance obligations in the respective contract;
●	determination of the transaction price for each performance obligation in the respective contract;
●	allocation the transaction price to each performance obligation; and
●	recognition of revenue only when the Company satisfies each performance obligation.

F-10

These five elements, as applied to each of the Company’s revenue category, is summarized below:

●	Healthcare services - gross service revenue is recorded in the accounting records at the time the services is provided on an accrual basis at the provider’s established rates, regardless of whether the provider expects to collect that amount. The Company reserves a provision for contractual adjustment and discounts that are deducted from gross service revenue. The Company reports revenues net of any sales, use and value added taxes.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company has no material uncertain tax positions for any of the reporting periods presented.

Basic and Diluted Earnings Per Share

Earnings per share is calculated in accordance with ASC Topic 260, Earnings Per Share. Basic earnings per share (“EPS”) is based on the weighted average number of common shares outstanding. Diluted EPS is based on the assumption that all dilutive securities are converted. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. There were 10,030,000 and 7,860,000 options/warrants outstanding as of August 31, 2018 and 2017, respectively. Due to the net loss incurred potentially dilutive instruments would be anti-dilutive. Accordingly, diluted loss per share is the same as basic loss for all periods presented.

Foreign Currency Transactions and Comprehensive Income

U.S. GAAP generally requires recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. The functional currency of the Company’s Canadian subsidiaries is the Canadian dollar. Translation gains of $1,139,815 and $1,240,844 for the years ended August 31, 2018 and 2017, respectively, are classified as an item of other comprehensive income in the stockholders’ equity section of the balance sheet.

Statement of Cash Flows

Cash flows from the Company’s operations are calculated based upon the local currencies using the average translation rates. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Recent Accounting Pronouncements

In January 2017, the FASB issued an Accounting Standards Update (“ASU”) 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date. The adoption of this ASU did not have an impact on its financial statements.

F-11

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires restricted cash to be presented with cash and cash equivalents on the statement of cash flows and disclosure of how the statement of cash flows reconciles to the balance sheet if restricted cash is shown separately from cash and cash equivalents on the balance sheet. ASU 2016-18 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The adoption of this ASU did not have an impact on its financial statements.

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory, which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-16 is effective for interim and annual periods beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this ASU on its financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provides guidance for targeted changes with respect to how cash receipts and cash payments are classified in the statements of cash flows, with the objective of reducing diversity in practice. ASU 2016-15 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The adoption of this ASU did not have an impact on its financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this ASU on its financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principle-based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. The ASU also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2017. Early adoption is permitted only in annual reporting periods beginning after December 15, 2016, including interim periods therein. Entities will be able to transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. The Company adopted this ASU beginning on March 1, 2018 and used the modified retrospective method of adoption. The adoption of this ASU did not have a material impact on the Company’s financial statements and disclosures.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

Note 3 – Related Party Transactions

Due to related parties

Amounts loaned to the Company by stockholders and officers of the Company that are non-interest bearing and payable upon demand. At August 31, 2018 and 2017, the amount due to related parties was $1,116,261 and $1,812,613, respectively.

F-12

On January 31, 2018, a related party converted $813,125 of outstanding principal and accrued interest into 1,976,483 shares of the Company’s common stock. The per share price used for the conversion of this loan was $0.4114 which was determined as the average price of the five (5) trading days immediately preceding the date of conversion with a 10% premium added to the calculated per share price.

Note 4 – Accounts Receivables, net

Accounts receivables, net at August 31, 2018 and 2017 consisted of the following:

	2018	2017
Trade receivables	$1,564,180	$1,394,507
Amounts earned but not billed	237,892	242,028
	1,802,072	1,636,535
Allowance for doubtful accounts	(464,527)	(507,637)
Accounts receivable, net	$1,337,545	$1,128,898

Note 5 – Other Receivables

Other receivables at August 31, 2018 and 2017 consisted of the following:

	2018	2017
Notes receivable dated November 15, 2014; accrues interest at 8% per annum; secured by assets; due November 15, 2016.	$-	$39,940
Notes receivable dated April 1, 2015 and amended on May 23, 2017; interest at 8% per annum; secured by certain assets; due March 1, 2019.	286,763	299,550
Advance to corporation; non-interest bearing; unsecured; payable upon demand.	30,588	32,534
Advance to corporation; accrues interest at 12% per annum; unsecured; due to September 2019.	76,470	-
Advance to corporation; accrues interest at 10% per annum; unsecured; due May 1, 2022	57,352	-
Total other receivables	451,173	372,024
Current portion	(393,821)	(372,024)
Long-term portion	$57,352	$-

Note 6 – Property and Equipment

Property and equipment at August 31, 2018 and 2017 consisted of the following:

	2018	2017
Leasehold Improvements	$372,010	$329,985
Clinical equipment	269,741	177,514
Computer equipment	22,636	21,020
Office equipment	24,658	24,319
Furniture and fixtures	39,620	18,218
	728,665	571,056
Accumulated depreciation	(328,344)	(268,105)
Total	$400,321	$302,951

Depreciation expense for the years ended August 31, 2018 and 2017 was $73,447 and $67,776, respectively.

F-13

Note 7 – Accrued Expenses

Accrued expenses at August 31, 2018 and 2017 consisted of the following:

	2018	2017
Accrued liabilities	$266,123	$241,174
Accrued payroll	106,761	100,105
Other	11,114	378
	$383,998	$341,657

Note 8 – Notes Payable

Notes payable at August 31, 2018 and 2017 consisted of the following:

	2018	2017
Notes payable to financial institution; accrues interest at 7.2% per annum; monthly principal and interest payment of $3,567; unsecured; due October 2017. This note has been fully repaid.	$-	$7,134
Notes payable issued in connection with purchase of assets; accrues interest at 0% per annum; due on March 27, 2019.	382,350	399,400
Notes payable assumed with acquisition; accrues interest at 6% per annum; monthly principal and interest payment of $615; unsecured; This note has been fully repaid.	-	20,988
	382,350	427,522
Current portion	(382,350)	(13,171)
Long-term portion	$-	$414,351

Note 9 – Debentures, related parties

On September 30, 2013, the Company issued five debentures totaling CAD$6,402,512 ($5,114,327 at August 31, 2017) in connection with the acquisition of certain business assets. The holders of the debentures are current stockholders, officers and/or affiliates of the Company. The debentures are secured by all the assets of the Company, accrue interest at 8% per annum and were originally due on September 30, 2016. On December 2, 2017, the debenture holders agreed to extend the due date to September 30, 2019.

On January 31, 2018, the debenture holders converted 75% of the debenture value of $3,894,809 plus accrued interest of $414,965 into 10,475,872 shares of the Company’s common stock. The per share price used for the conversion of each debenture was $0.4114 which was determined as the average price of the five (5) trading days immediately preceding the date of conversion with a 10% premium added to the calculated per share price. At August 31, 2018, the amount of debentures outstanding was $1,224,000.

F-14

Note 10 – Stockholders’ Deficit

Convertible preferred stock

The Company has authorized 1,000,000 shares of $0.001 par value convertible preferred stock. As of August 31, 2018 and 2017 there were 0 and 0 convertible preferred shares issued and outstanding, respectively.

Common stock

The Company has authorized 499,000,000 shares of $0.001 par value common stock. As of August 31, 2018 and 2017 there were 207,881,743 and 201,837,254 common shares issued and outstanding, respectively.

During the year ended August 31, 2018, the Company:

●	issued 384,110 shares of common stock for the acquisition of Executive Fitness Leaders valued at $233,155. The value was based on the closing price of the Company’s common stock on the acquisition date. The shares were issued on December 5, 2017;

●	issued 12,452,356 shares of common stock for the conversion of debt totaling $5,122,899. The per share price used for the conversion was $0.4114 which was determined as the average price of the five (5) trading days immediately preceding the date of conversion with a 10% premium added to the calculated per share price. The shares were issued on February 9, 2018;

●	issued 25,104 shares of common stock for a $15,564 for cash proceeds of $15,564;

●	cancelled 6,817,084 shares of common stock for no consideration that were being held as security in connection with a loan agreement.

During the year ended August 31, 2017 the Company issued:

●	22,751,307 shares of common stock in connection with the reverse merger transaction; and

●	11,288,541 shares of common stock for cash proceeds of $3,386,560.

Stock Options and Warrants

On September 8, 2015, the Company adopted the 2015 Incentive Compensation Plan (the “2015 Plan”), which authorizes the issuance of up to 5,000,000 shares of common stock to employees, officers, directors or independent consultants of the Company, provided that no person can be granted shares under the 2015 Plan for services related to raising capital or promotional activities. During 2018 and 2017, the Company did not grant any awards under the 2015 Plan. As of August 31, 2018, 4,987,500 shares were available under the 2015 Plan for future grants, awards, options or share issuances. However, because the shares issuable under the 2015 Plan or issuable upon conversion of awards granted under the Plan are no longer registered under the Securities Exchange Act of 1934, as amended, the Company does not intend to issue any additional grants under the 2015 Plan.

On January 16, 2018, the Company adopted the Novo Integrated Sciences, Inc. 2018 Incentive Plan (the “2018 Plan”). Under the 2018 Plan, 10,000,000 shares of common stock are authorized for issuance to employees, non-employees, directors and key consultants to the Company or its subsidiaries. The 2018 Plan authorizes equity-based and cash-based incentives for participants. There were 9,950,000 shares available for award at August 31, 2018 under the 2018 Plan.

F-15

The following is a summary of stock option/warrant activity:

			Weighted
		Weighted	Average
	Options/	Average	Remaining	Aggregate
	Warrants	Exercise	Contractual	Intrinsic
	Outstanding	Price	Life	Value
Outstanding, August 31, 2016	-
Transfer from reverse merger transactions	6,610,000	$0.24
Granted	1,250,000	$0.42
Forfeited	-
Exercised	-
Outstanding, August 31, 2017	7,860,000	$0.27	3.53	$660,000
Granted	2,170,000	0.42
Forfeited	-
Exercised	-
Outstanding, August 31, 2018	10,030,000	0.30	4.56	$7,045,500
Exercisable, August 31, 2018	10,030,000	$0.30	4.56	$7,045,500

The exercise price for options/warrants outstanding at August 31, 2018:

Outstanding and Exercisable
Number of
Options/	Exercise
Warrants	Price
5,500,000	$0.16
1,000,000	0.32
50,000	0.33
120,000	0.40
2,000,000	0.42
100,000	0.50
1,000,000	0.62
250,000	0.80
10,000	2.00
10,030,000

For options granted during fiscal year 2018 where the exercise price equaled the stock price at the date of the grant, the weighted-average fair value of such options was $0.41 and the weighted-average exercise price of such options/warrants was $0.42. No options were granted during fiscal year 2018 where the exercise price was less than the stock price at the date of grant or the exercise price was greater than the stock price at the date of grant.

For options granted during fiscal year 2017 where the exercise price equaled the stock price at the date of the grant, the weighted-average fair value of such options was $0.58 and the weighted-average exercise price of such options/warrants was $0.42. No options were granted during fiscal 2017 where the exercise price was less than the stock price at the date of grant or the exercise price was greater than the stock price at the date of grant.

The fair value of the stock options is being amortized to stock option expense over the vesting period. The Company recorded stock option expense of $1,274,931 and $252,428 during the years ended August 31, 2018 and 2017, respectively. At August 31, 2018, the unamortized stock option expense was $0.

F-16

The assumptions used in calculating the fair value of options granted using the Black-Scholes option- pricing model for options granted are as follows:

	2018	2017
Risk-free interest rate	1.83%	1.50%
Expected life of the options	2.5 to 3.5 years	2.5 years
Expected volatility	314%	323%
Expected dividend yield	0%	0%

During the year ended August 31, 2018, the Company extended the expiration date of 5,600,000 options by three years. The change in fair value between the options using the original terms and the options using the new expiration dates was $31,536 which has been recorded as expense in the accompanying consolidated statement of operations.

Note 11 – Income Taxes

The Company’s Canadian subsidiaries are subject to the income tax laws of the Province of Ontario and the country of Canada.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A full valuation allowance is established against all net deferred tax assets as of August 31, 2018 and 2017 based on estimates of recoverability. While the Company has optimistic plans for its business strategy, it determined that such a valuation allowance was necessary given the current and expected near term losses and the uncertainty with respect to its ability to generate sufficient profits from its business model.

Income tax expense for the years ended August 31, 2018 and 2017 is as follows:

	2018	2017

Current taxes:
Federal	$-	$-
State	-	-
Foreign	-	111,702
	-	111,702
Deferred taxes:
Federal	-	-
State	-	-
Foreign	-	-
	-	-

Total income tax expense	$-	$111,702

A reconciliation of the differences between the effective and statutory income tax rates are as follows:

Year Ended August 31, 2018

	Canada		United States		Total

Combined statutory tax rate		39.0%		40.0%

Pretax loss	$(438,587)		$(1,678,606)		$(2,117,193)

Expected income tax expense (benefit)	(171,049)	-39.0%	(671,442)	-40.0%	(842,491)
Stock based compensation	-	0.0%	509,972	30.4%	509,972
Change in valuation allowance	171,049	39.0%	161,470	9.6%	332,519
	$-	0.0%	$-	0.0%	$-	0.0%

F-17

Year Ended August 31, 2017

	Canada		United States		Total

Combined statutory tax rate		39.0%		40.0%

Pretax loss	$(257,900)		$(375,662)		$(699,551)

Expected income tax expense (benefit)	(100,581)	-39.0%	(150,265)	-40.0%	(276,582)
Income tax from subsidiaries not part of consolidated return	111,702	43.3%	-	0.0%	111,702
Stock based compensation	-	0.0%	100,971	26.9%	100,971
Change in valuation allowance	100,581	39.0%	49,294	13.1%	175,611
	$111,702	43.3%	$-	0.0%	$111,702	17.6%

At August 31, 2018 and 2017, the significant components of the deferred tax assets are summarized below:

	2018	2017
Deferred income tax asset
Net operating loss carryforwards	$2,075,037	$1,856,218
Total deferred income tax asset	2,075,037	1,856,218
Less: valuation allowance	(2,075,037)	(1,856,218)
Total deferred income tax asset	$-	$-

The valuation allowance for the years ended August 31, 2018 and 2017 increased by $218,818 and $464,751, respectively, as a result of the Company generating additional net operating losses and additional net operating losses resulting from the merger transaction.

The Company has recorded as of August 31, 2018 and 2017 a valuation allowance of $2,075,037 and $1,856,218, respectively, as it believes that it is more likely than not that the deferred tax assets will not be realized in future years. Management has based its assessment on the Company’s lack of profitable operating history.

The Company conducts an analysis of its tax positions and has concluded that it has no uncertain tax positions as of August 31, 2018 and 2017.

The Company has net operating loss carry-forwards of approximately $1,142,000 and $4,162,000 in the United States and Canada, respectively. The use of the net operating losses in the United States may be significantly limited due to Internal Revenue Code section 382. The 2018, 2017 and 2016 tax years are still subject to audit.

Note 12 – Acquisition of Assets

During the year ended August 31, 2017, the Company acquired certain assets in exchange for a note payable of $399,400 (CAD$500,000) at April 1, 2017 (the acquisition date). The purchase of these assets was not considered significant for accounting purposes; therefore, pro forma financial statements are not presented.

F-18

On December 1, 2017, the Company and Executive Fitness Leaders, located in Ottawa Ontario Canada, entered into an Asset Purchase Agreement, pursuant to which the Company acquired substantially all of the assets of Executive Fitness Leaders in exchange for the issuance, by the Company, of 384,110 restricted shares of its common stock valued at $233,155. The purchase price was allocated to furniture and equipment of $7,772 and goodwill of $225,383. The transaction closed on December 1, 2017. The purchase of these assets was not considered significant for accounting purposes; therefore, pro forma financial statements are not presented.

Note 13 – Commitments and Contingencies

Litigation

The Company is party to certain legal proceedings from time to time incidental to the conduct of its business. These proceedings could result in fines, penalties, compensatory or treble damages or non-monetary relief. The nature of legal proceedings is such that the Company cannot assure the outcome of any particular matter, and an unfavorable ruling or development could have a materially adverse effect on our consolidated financial position, results of operations and cash flows in the period in which a ruling or settlement occurs. However, based on information available to the Company’s management to date, the Company’s management does not expect that the outcome of any matter pending against the Company is likely to have a materially adverse effect on the Company’s consolidated financial position as of August 31, 2018, results of operations, cash flows or liquidity of the Company.

Leases

The Company leases its office space and certain facilities under long-term operating leases expiring through fiscal year 2023. Rent expense under these leases was $823,752 and $796,745 for the years ended August 31, 2018 and 2017, respectively.

Future minimum annual payments under operating lease agreements for fiscal years ending August 31 are as follows:

Years ending August 31:
2019	$280,280
2020	179,960
2021	162,145
2022	104,149
2023	52,558
$779,092

F-19

Note 14 – Subsequent Events

Increase in Board Size; Officer and Director Changes

On October 17, 2018, the Company’s Board of Directors increased the size of the Board from three members to four members. On the same date, Pierre Dalcourt resigned his position as Chairman of the Board. Dr. Dalcourt will continue to serve as a member of the Board.

In addition, on October 17, 2018, the Board appointed Robert Mattacchione to fill the vacancy resulting from the increase in the size of the Board and named him as Chairman of the Board and Chief Executive Officer.

CannaPiece Binding Letter of Intent

On October 10, 2018, the Company and NHL executed a binding letter of intent (“LOI”) with CannaPiece Group Inc. (“CannaPiece”). Pursuant to the terms of the LOI, NHL and CannaPiece will enter into a joint venture relationship with CannaPiece and CannaPiece will invest in the Company. The Company and CannaPiece also agreed to enter into a share exchange agreement resulting in each of the Company and CannaPiece having an interest in the other company.

Pursuant to the terms of the LOI, the parties agreed to the following:

1.	CannaPiece will purchase from the Company CAD $5,000,000 (approximately USD $3,868,988 as of October 16, 2018) worth of the Company’s shares. The share price will be determined by a 30-day closing average based on the 30-day period ending on October 10, 2018 and the application of a market acceptable discount to the determined average.
2.	CannaPiece, the Company and NHL will enter into a share exchange agreement pursuant to which (a) NHL will own or control 25% of CannaPiece’s common stock, and (b) CannaPiece will own or control CAD $25,000,000 (approximately USD $19,346,938 as of October 16, 2018) worth of the Company’s stock, which value will be established by a 30-day closing average based on the 30-day period ending on October 10, 2018, and the application of a market acceptable discount to the determined average. The CAD $25,000,000 value is based on a pre-revenue, post-licensing evaluation of CannaPiece in the amount of CAD $100,000,000.
3.	The Company will have the right to appoint one board member on CannaPiece’s board of directors, and CannaPiece will have the right to appoint one board member on the Company’s board of directors.
4.	CannaPiece will rollout a clinic cannabis access program in all applicable Novo network clinics.
5.	CannaPiece will enter into a case conference program with applicable Novo network stakeholders.

The LOI provides that the parties will carry out due diligence and will proceed reasonably and in good faith toward the negotiation and execution of definitive documentation regarding the transactions that are the subject of the LOI. Closing of the transaction is conditioned upon the following, among other customary closing conditions, including receipt of required regulatory approvals:

(i)	Completion of due diligence,
(ii)	CannaPiece’s continuing toward full cannabis license producer status and not having the license application compromised in any way, and
(iii)	The Company shares that will be the subject of the share exchange will be held in escrow until CannaPiece receives licensed producer status.

If a definitive agreement is not executed by the parties on or before November 15, 2018 (or such other date agreed to by the parties), the LOI will terminate.

F-20

Schedule 1

Novo Healthnet Limited Disclosure Schedule

Section 4.01 - Organization

Effective September 2013 to present, Novo Healthnet Limited holds a 100% shareholder position in Novo Assessments Inc. and Novo Healthnet Rehab Limited. As such, each Ontario Incorporated entity is a wholly owned subsidiary of Novo Healthnet Limited.

Pursuant to the Agreement of Purchase and Sale of Assets dated September 30, 2013 in which Novo Healthnet Limited purchased the assets of Peak Health LTC Inc., Healthnet Assessments Inc., ICC Healthnet Canada Inc. and Michael Gaynor Physiotherapy Professional Corporation, Novo Healthnet Limited operates in the rehabilitative, eldercare and IME areas of business through the acquired assets.

NOVO HEALTHNET KEMPTVILLE CENTRE INC.

Effective November 2014 to present, Novo Healthnet Limited holds an 80% shareholder position in Novo Healthnet Kemptville Centre Inc. As such Novo Healthnet Limited holds 80 common shares and Micheline Dione holds 20 common shares of Novo Healthnet Kemptville Centre Inc. an Ontario Incorporated company.

Pursuant to the Asset Purchase Agreement entered into November 2014 between Novo Healthnet Kemptville Centre Inc. (Purchaser) and Synergy Physiotherapy and Sports Injury Clinic and Micheline Dionne Professional Corp. (collectively the Sellers) Novo Healthnet Kemptville Centre Inc. operates a rehabilitative wellness clinic in Kemptville, Ontario, Canada.

Section 4.12 - Contracts

APKA Health

Pursuant to the Asset Purchase Agreement dated April 1, 2017 between Novo Healthnet Limited and APKA Health, an Ontario incorporated company, Novo Healthnet limited established an Occupational Therapy and Services division operating in eldercare, IME and community care sectors.

EXECUTIVE FITNESS LEADERS INC.

Effective December 1, 2017 to present, Novo Healthnet Limited executed an Asset Purchase Agreement with Executive Fitness Leaders Inc. (“EFL”) pursuant to which Novo Healthnet Limited and Novo Integrated Sciences, Inc. acquired substantially all of EFL’s assets. EFL conducts the business of personalized training and fitness and related ancillary services based in a wellness model of delivery and operated by the Seller at 6 Antares Drive, Phase I, Unit 3, Ottawa, ON K2E 8A9.

NOVO PEAK HEALTH ELDERCARE CENTRIC

Certain contracts held with client homes and client companies follow standard formats and include generally accepted terms of reference. Specific clauses within the NHL contracts for services contain language are intended to (1) clarify which entity is the health information custodian of the medical files (usually held by the client home or company), (2) define release of liability, (3) ensure privacy and confidentiality of proprietary information or private health information, (4) define provisions of worker’s compensation clearance or benefits for employees and/or contractors, (5) detail provisions of value-added items, services or programs, (6) set out terms and conditions of the contract (often for a set number of years with an option to a renew), (7) provide for termination conditions, and (8) detail invoicing and billing procedures.

Schedule 1 Page | 1

AFFILIATE CLINICS

In order to strengthen our position within the Canadian Preferred Provider Network (“PPN”), we have built a contracted affiliate relationship with 88 clinics across Canada, including approximately 76 clinics in Ontario province and approximately 12 clinics located throughout Newfoundland, Nova Scotia, New Brunswick and Alberta. The PPN is a network of three major insurance companies and their subsidiaries, totaling approximately 16 insurance companies. PPN member insurance companies in need of specific primary healthcare solutions for their patients send referrals to specific clinics registered through the PPN. We, as one of five major providers to the PPN, receive referrals through the PPN. This subset of business is a continuous source of referrals, from the insurance company payer to the approved group of clinics meeting the insurance companies’ pre-determined set of criteria for what they believe to be an appropriate clinical setting. Affiliate clinics pay us a mix of a flat fee and a percentage-based fee upon receipt of a payment for a service referred through the PPN.

BRANDS

Pursuant to a binding Letter of Intent dated January 30, 2017 between Novo Healthnet Limited (Purchaser) and Rubinoff (Seller), Novo Healthnet Limited will acquire 70% of the total share capital of Brands International Corp., an Ontario incorporated company. Novo Healthnet Limited will assume majority share position and control in Brands International Corp. a company involved in the manufacturing of Health and Beauty products.

CannaPiece Group Inc

Pursuant to a Share Exchange Agreement, dated December 12, 2018, between Novo Integrated Sciences, Inc., Novo Healthnet Limited and CannaPiece Group, Inc, an Ontario province corporation, (“CPG”), NHL will acquire 25%, at closing, of the total share capital of CPG, a company in the business of producing and selling cannabis related products and services throughout Canada. CPG is currently in the process (through its wholly-owned subsidiary) of obtaining a license to cultivate and sell cannabis under the Cannabis Act (Canada) and its associated regulations (the “Cannabis Act”). The closing of this transaction is primarily dependent on CPG receiving approved Licensed Producer Status under the Cannabis Act. The identified termination date is June 1, 2019 unless amended by all parties.

Section 4.13 - Taxes

Effective the date of this Agreement, NHL is in arrears in its HST account as well as Payroll account. Arrangements with tax authorities have been made to manage arrears through a payment plan acceptable to both parties. The liability is reflected in the Parent’s consolidated Financial Statements.

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Schedule 1 Page | 2

Schedule 2

Novo Integrated Sciences, Inc. Disclosure Schedule

Section 4.01 - Organization

Novo Integrated Sciences, Inc. (“Novo Integrated”) was incorporated in Delaware on November 27, 2000, under the name Turbine Truck Engines, Inc. On February 20, 2008, Novo Integrated was re-domiciled to the State of Nevada. Effective July 12, 2017, Novo Integrated’s name was changed to Novo Integrated Sciences, Inc.

Section 4.05 - Stock Options and Warrants

As of the Effective Date, a number of these options and warrants are vested, as follows: (i) There are stock options issued and outstanding to acquire 10,095,000 shares of Company Common Stock at exercise prices ranging from $0.16 to $0.95 per share of Company Common Stock.

2018 Incentive Plan

On January 16, 2018, the Parent adopted the Novo Integrated Sciences, Inc. 2018 Incentive Plan (the “2018 Plan”). Under the 2018 Plan, 10,000,000 shares of common stock are authorized for issuance to employees, non-employees, directors and key consultants to Novo Integrated or its subsidiaries. The 2018 Plan authorizes equity-based and cash-based incentives for participants. Currently, there are 9,875,000 shares available for award at under the 2018 Plan.

Potential Common Stock Obligation for Asset Purchase Agreement DCGT and GTL Technology

Pursuant to the Asset Purchase Agreement dated as of October 14, 2014, by and between Robert L. Scragg and Barbara J. Scragg (collectively, the “Sellers”), Alpha Engines Corporation (“Alpha”) and the Parent (the “APA”), if either (i) the Parent certifies as to the viability of the Detonation Cycle Gas Turbine Engine (the “DCGT”) or the Gas-to-Liquid (the “GTL”) technology or (ii) commercial sales of either the DCGT or GTL technology occur by the Parent, then the Parent is obligated to issue 50,000 common shares to the Sellers. The APA references 1,000,000 shares of Parent’s Common Stock, but with the effect of the Parent’s 1:20 reverse split, effective May 5, 2015, this potential obligation is now 50,000 common shares. With the execution of the Share Exchange Agreement in which Novo Healthnet Limited is now a wholly-owned subsidiary of the Parent, the DCGT and the GTL alternative energy technology purchased under this subject APA is dormant and not worth pursuing or selling which makes it extremely unlikely this obligation will ever be paid.

Section 4.04 - Subsidiaries and Predecessor Corporations

Share Exchange Agreement to Acquire Novo Healthnet Limited and its Subsidiaries

On April 25, 2017, the Parent entered into a Share Exchange Agreement (the “Share Exchange Agreement”) by and between (i) Novo Integrated; (ii) NHL, (iii) ALMC-ASAP Holdings Inc. (“ALMC”); (iv) Michael Gaynor Family Trust (the “MGFT”); (v) 1218814 Ontario Inc. (“1218814”) and (vi) Michael Gaynor Physiotherapy Professional Corp. (“MGPP,” and together with ALMC, MGFT and 1218814, the “NHL Shareholders”). Pursuant to the terms of the Share Exchange Agreement, Novo Integrated agreed to acquire from the NHL Shareholders all of the shares of both common and preferred stock of NHL, held by the NHL Shareholders, in exchange for the issuance by Novo Integrated to the NHL Shareholders of shares of Novo Integrated’s common stock, such that following the closing of the Share Exchange Agreement, the NHL Shareholders would own 167,797,406 restricted shares Novo Integrated common stock, representing 85% of the issued and outstanding Novo Integrated common stock, calculated including all granted and issued options or warrants to acquire Novo Integrated common stock as of the Effective Date, but to exclude shares of Novo Integrated common stock that are subject to a then-current Regulation S offering that was undertaken by Novo Integrated (the “Exchange”).

On May 9, 2017, the Exchange closed and, as a result, NHL became a wholly owned subsidiary of Novo Integrated.

Novomerica Health Group, Inc., a Parent wholly-owned Subsidiary

Effective November 3, 2017, Novomerica Health Group, Inc., a Nevada corporation (“NHG”), was incorporated as a wholly owned subsidiary of Novo Integrated Sciences, Inc. NHG was formed for the Parent to have a vehicle for acquisition of U.S. based assets. Currently, NHG is not conducting any operations but is an active corporation.

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Schedule 2 Page | 1

Schedule 3

Pulse Rx Inc. Disclosure Schedule

Section 1.01 - Organization and Premises

Ownership structure of all issued and outstanding shares of PR

100 Class A Common Shares held by:

-	Family Pharmacy Clinic Inc.

100 Class B Common Shares held by:

-	40 Martin Kusmirek
-	20 Tanya Kusmirek
-	20 Andrew Kusmirek
-	20 Christine Kusmirek

Governance

Directors and Officers of PR

Sole Director:	Thelma Sarsam
President:	Martin Kusmirek
Secretary:	Martin Kusmirek

PR has a valid and subsisting lease for the premises located at:

111 Zenway Blvd., Units 2&3

Woodbridge, Ontario L4H 3H9

Section 1.02 - Employee Matters and Existing Benefits

General Employee Matters

A registered pharmacy technician is currently on maternity leave and expected to return to work in July 2019.

Employee Benefits

o	Non-Pharmacist

●	$500 Annual Employee Health Benefit Allowance

●	Paid to Employee, upon employee’s presentment of paid health expense invoice, on their subsequent pay cheque.

o	Pharmacists

●	$2000 Annual Blend of Employee Health Benefit Allowance and Continued Pharmacy Related Educational Allowance

●	Paid to Employee, upon employee’s presentment of paid health expense invoice, on their subsequent pay cheque.

Schedule 3 Page | 1

Employee Reimbursements

o	Reimbursement of Annual Ontario College of Pharmacists Membership Dues and Professional Insurance (pro-rated for part-time employees)

●	Pharmacists; and
●	Registered pharmacy technicians

o	Travel Allowance and Reimbursement Policy
o	Any other prior authorized expenditures incurred on behalf of PR.

Section 1.02 - Restriction to Carrying on Business

On Dec 1, 2014, by way of an Asset Purchase Agreement, PR sold a pharmacy location in Ottawa. Pursuant to the terms of the sale, PR has a 5-year non-compete precluding it from competing with the buyer of those assets within 100km of the pharmacy location in Ottawa. This non-compete expires on November 30, 2019 and the documents of the asset sale are available for the Buyers to review.

Section 1.03 - Legal Actions

PR is currently defending a legal action for wrongful dismal initiated by a prior part-time employee of PR. Mediation has been set for April 30. The entire legal file is available for the Buyers’ review. The employee has been paid all Statutory entitlements and it is not believed that the exposure to any additional payments would be adversely material.

PR has received correspondence threatening legal action from Leviathan Cannabis Group Inc. in respect of a deposit advance pursuant to their initiative to buy the shares of PR. Copies of all related material have been provided to the Buyer.

Section 1.04 - Taxes

PR owes approximately $500,000 in payroll taxes which will be discharged upon Closing from the advanced loan funds. PR has been working closely with CRA in addressing this arrears amount and will obtain an accurate discharge statement prior to Closing.

Section 1.05 - Audits

PR has undergone several tax audits, including an appeal that was awarded in full. The most recent audit results were sent to PR on January 17, 2019 and are available to the Buyers for review. As a result of the audits, the corporate annual returns require filing and the corporate accountants will provide all necessary documentation to this effect.

Section 1.06 - Contracts

PR has existing contracts for the provision of pharmacy services to nursing and retirement homes. These contracts are all in good standing and available to the Buyers for review.

Section 1.07 - Indebtedness, Claim, Liability or Obligation

Disclosure in Certificate of Use of Funds Directive dated February 20, 2019.

Section 1.08 - Remaining Encumbrances

Due to ongoing operations and the continued requirement to place daily orders for pharmaceutical products with PR’s wholesalers, PR will need to maintain its accounts with McKesson and LPG Inventory Solutions and; accordingly, their respective security registrations will need to remain.

Company vehicles leases remain to be registered.

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Schedule 3 Page | 2

Schedule 4

Certificate of Use of Funds Directive

Disclosed in certificate of Martin Kusmirek, dated February 20, 2019.

Schedule 4 Page | 1

Schedule 5

Certificate Respecting Employment Contracts

Disclosed in certificate of Robert Mattacchione, dated February 20, 2019.

Schedule 5 Page | 1

Schedule 6

Certificate Respecting Loan Funding

Disclosed in certificate of Robert Mattacchione, dated February 20, 2019.

Schedule 6 Page | 1